Exhibit 99.1

FINANCIAL STATEMENTS

YINGXI INDUSTRIAL CHAIN INVESTMENT CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED

DECEMBER 31, 2016

F-1

YINGXI INDUSTRIAL CHAIN INVESTMENT CO., LTD.

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Yingxi Industrial Chain Investment Co., Ltd.:

We have audited the accompanying balance sheet of Yingxi Industrial Chain Investment Co., Ltd. together with its subsidiaries (“the Company”) as of December 31, 2016, and the related statement of operations and comprehensive income, stockholders’ equity and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yingxi Industrial Chain Investment Co., Ltd. together with its subsidiaries as of December 31, 2016, and the results of its operations and its cash flow for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.

/s/ Pan-China Singapore PAC

Singapore

March 13, 2018

F-3

YINGXI INDUSTRIAL CHAIN INVESTMENT CO., LTD.

CONSOLIDATED BALANCE SHEET

(In U.S. Dollars, except share data or otherwise stated)

AS OF DECEMBER 31, 2016

2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$227,949
Accounts receivables, net	5,012,623
Inventories, net	274,204
Other receivables	758,587
Advances to suppliers	423,337
Amounts due from related parties	191,159
Total current assets	6,887,859

NON-CURRENT ASSETS
Plant and equipment, net	685,050
Goodwill	929,662
Total non-current assets	1,614,712
TOTAL ASSETS	$8,502,571

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$2,106,611
Amount due to related parties	2,515,107
Advances from customers	364,564
Accrued expenses and other payables	392,688
Payable for acquisition of business	3,024,472
Income tax payable	13,133
Total current liabilities	8,416,575
TOTAL LIABILITIES	$8,416,575

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock (HK$1.00 par value, 10,000 shares issued and outstanding)	$1,279
Retained earnings	56,271
Statutory reserve	21,539
Accumulated other comprehensive income	6,907
Total equity	85,996
TOTAL LIABILITIES AND EQUITY	$8,502,571

See accompany notes to the consolidated financial statements.

F-4

YINGXI INDUSTRIAL CHAIN INVESTMENT CO., LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEAR ENDED DECEMBER 31, 2016

2016
REVENUES	$2,413,505

COST OF REVENUES	2,053,447

GROSS PROFIT	360,058

OPERATING EXPENSES
Selling and marketing	(736)
General and administrative	(292,537)
Total operating expenses	(293,273)

INCOME FROM OPERATIONS	66,785

OTHER INCOME, NET	2,677

INCOME BEFORE INCOME TAX EXPENSE	69,462

INCOME TAX EXPENSE	(13,191)

NET INCOME	56,271
Foreign currency translation gain	6,907
TOTAL COMPREHENSIVE INCOME	$63,178

EARNINGS PER SHARE
Basic and diluted	5.6271
Weighted average number of shares outstanding – Basic and diluted	10,000

See accompany notes to the consolidated financial statements.

F-5

YINGXI INDUSTRIAL CHAIN INVESTMENT CO., LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEAR ENDED DECEMBER 31, 2016

	Common Stock		Retained earnings		Accumulated other
	Shares	Amount	Unrestricted	Statutory reserve	comprehensive income	Total Equity
BALANCE AT JULY 22, 2016 (i)	10,000	$1,279	$-	$21,539	$-	$22,818
Foreign currency translation					6,907	6,907
Net income for the year	-	-	56,271	-	-	56,271
BALANCE AT DECEMBER 31, 2016	10,000	$1,279	$56,271	$21,539	$6,907	$85,996

(i)	Yingxi Industrial Chain Investment Co., Ltd was incorporated on July 22, 2016.

See accompany notes to the consolidated financial statements.

F-6

YINGXI INDUSTRIAL CHAIN INVESTMENT CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEAR ENDED DECEMBER 31, 2016

2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$56,271
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	7,484
Loss from disposal of plant and equipment	4,502
Allowance for obsolete inventories	155,722
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(1,016,336)
Inventories	192,636
Advances to suppliers	260,362
Amounts due from related parties	(39,354)
Other receivables	(681,413)
Increase (decrease) in:
Accounts payables	712,153
Amounts due to related parties	(28,878)
Accrued expenses and other payables	66,522
Advances from customers	(113,579)
Taxes payable	34,672
Net cash used in operating activities	(389,236)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of plant and equipment	5,871
Acquisition of businesses net of cash acquired	221,840
Net cash provided by investing activities	227,711

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from third party borrowings	645,772
Repayment of third party borrowings	(254,401)
Net cash provided by financing activities	391,371

NET INCREASE IN CASH AND CASH EQUIVALENTS	229,846
Effect of exchange rate changes on cash and cash equivalents	(1,897)
Cash and cash equivalents, beginning of year	-
CASH AND CASH EQQIVALENTS, END OF YEAR	$227,949

See accompany notes to the consolidated financial statements.

F-7

YINGXI INDUSTRIAL CHAIN INVESTMENT CO., LTD AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2016

1.	ORGANIZATION AND BUSINESS ACQUISITIONS

Yingxi Industrial Chain Investment Co., Ltd (“Yingxi HK”) was incorporated in Hong Kong on July 22, 2016. Yingxi HK, together with its subsidiaries (the “Company”) is engaged in the business of garments manufacturing and providing logistic services. The Company operates primarily in the People’s Republic of China (“PRC” or “China”). Yingxi HK is a holding company with no assets other than a 100% equity interest of the following subsidiaries:

Qianhai Yingxi Textile & Garments Co., Ltd (“QYTG”), a wholly-owned subsidiary of Yingxi HK, was incorporated in PRC in 2016.

Shenzhen Qianhai Yingxi Industrial Chain Services Co., Ltd (“YX”), a wholly-owned subsidiary of QYTG, was incorporated in PRC in 2016.

Xin Kuai Jie Transport Co., Ltd (“XKJ”), a wholly-owned subsidiary of YX, was incorporated in PRC in 2001. XKJ is engaged in the provision of logistic services.

Shenzhen Hua Peng Fa Logistics Co., Ltd (“HPF”), a wholly-owned subsidiary of YX, was incorporated in the PRC in 2006. HPF is engaged in the provision of logistic services.

Dongguan Heng Sheng Wei Garments Co., Ltd (“HSW”), a wholly-owned subsidiary of YX, was incorporated in the PRC in 2009. HSW is a garment manufacturer.

Shantou Chenghai Dai Tou Garments Co., Ltd (“DT”), a wholly-owned subsidiary of YX, was incorporated in the PRC in 2009. DT is a garment manufacturer.

On December 15, 2016, Yingxi HK entered into an equity transfer agreement with Yingxi Industrial Chain Group Co., Ltd (“Yingxi”), which was incorporated in the Republic of Seychelles on August 4, 2016 to sell 100% ownership interest of Yingxi HK to Yingxi. Yingxi agreed to pay total consideration of RMB21,008,886 (approximately $3,048,936) in cash.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The consolidated financial statements of the Company and its subsidiaries are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its subsidiaries. All material inter-company accounts and transactions have been eliminated in consolidation.

(b)	Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(c)	Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar. The functional currency of the parent company is the Hong Kong dollar and the functional currency of the Company’s operating subsidiaries is the Chinese Renminbi (“RMB”). For the subsidiaries whose functional currencies are the RMB, all assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity. The exchange rates utilized as follows:

F-8

2016
Year-end RMB exchange rate	6.94
Average annual RMB exchange rate	6.92

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(d)	Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(e)	Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

At December 31, 2016, the Company has no financial assets or liabilities subject to recurring fair value measurements.

The Company’s financial instruments include cash, accounts receivable, advances to suppliers, other receivables, accounts payable, other payables, taxes payables and related party receivables or payables. Management estimates that the carrying amounts of financial instruments approximate their fair values due to their short-term nature. The fair value of amounts with related parties is not practicable to estimate due to the related party nature of the underlying transactions.

(f)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2016.

(g)	Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the segment, and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

F-9

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. No allowance for doubtful accounts was made as of December 31, 2016.

The following customers had an accounts receivable balance greater than 10% of total accounts receivable at December 31, 2016.

December 31, 2016
Customer A	26%
Customer B	18%
Customer C	14%

(h)	Inventories

Manufacturing segment inventories consist of raw materials, work in progress and finished goods and are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale. When inventories are sold, their carrying amount is charged to expense in the period in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the period the impairment or loss occurs. The Company recorded an allowance for obsolete finished goods of $155,722 as of December 31, 2016.

During the year ended December 31, 2016, approximately 88% of total inventory purchases were from the Company’s five largest suppliers. Management believes that should the Company lose any one of its major suppliers, other suppliers are available that could provide similar products to the Company on comparable terms.

(i)	Plant and Equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the assets’ estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Production plant	5-10 years
Motor vehicles	10-15 years
Office equipment	5-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

(j)	Goodwill

Goodwill represents the excess of the purchase price over the net fair value of the identifiable tangible and intangible assets acquired and the fair value of liabilities assumed in acquisitions. ASC350-30-50 “Goodwill and Other Intangible Assets”, requires the testing of goodwill and indefinite-lived intangible assets for impairment at least annually. The Company tests goodwill for impairment in the fourth quarter of each year.

Under applicable accounting guidance, the goodwill impairment analysis is a two-step test. The first step of the goodwill impairment test involves comparing the fair value of each reporting unit with its carrying amount including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, the second step must be performed to measure potential impairment.

F-10

The second step involves calculating an implied fair value of goodwill for each reporting unit for which the first step indicated possible impairment. If the implied fair value of goodwill exceeds the goodwill assigned to the reporting unit, there is no impairment. If the goodwill assigned to a reporting unit exceeds the implied fair value of goodwill, an impairment charge is recorded for the excess.

In the fourth quarter of 2016, the Company tested goodwill for impairment and it was determined that goodwill was not impaired and none of the Company’s reporting units with significant goodwill was at risk of failing step one of this goodwill impairment test.

(k)	Accounting for the Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There was no impairment of long-lived assets as of December 31, 2016.

(l)	Revenue Recognition

The Company recognizes manufacturing revenue from product sales, net of value added taxes, upon delivery at which time title passes to the customer provided that there are no uncertainties regarding customer acceptance, persuasive evidence of an arrangement exists, the sales price is fixed and determinable and collectability is deemed probable. Service revenue is recognized at the time at the point in time when delivery is completed and the shipping terms of the contract have been satisfied.

Cost of revenues for manufacturing segment includes the direct raw material cost, direct labor cost, manufacturing overheads including depreciation of production equipment and rent. Cost of for service segment includes gasoline and diesel fuel, toll charges and subcontracting fees.

(m)	Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued. The Company had no potentially dilutive ordinary shares as of December 31, 2016.

(n)	Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

F-11

The Company does not have any material unrecognized tax benefits.

The Company is governed by the Income Tax Laws of the PRC. The PRC federal statutory tax rate is 25%. The Company files income tax returns with the relevant government authorities in the PRC. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company does not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the year ended December 31, 2016. The Company’s effective tax rate differs from the PRC federal statutory rate primarily due to non-deductible expenses, temporary differences and preferential tax treatment.

(o)	Recently issued and adopted accounting pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” (“ASU 2014-09”). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 supersedes most existing revenue recognition guidance in US GAAP. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of Effective Date (“ASU 2015-14”), which defers the effective date of ASU 2014-09 to January 1, 2018 for the Company. Early adoption is permitted. The Company expects to adopt ASU 2014-09 utilizing the modified retrospective method in the first quarter of 2018.

The Company is in the process of reviewing revenue contracts across each revenue stream and continues to evaluate the impact the standard would have on each revenue stream. As a result of the Company’s evaluation performed to date, the Company does not believe the adoption of this new standard will have a material impact on the Company’s revenue recognition policy.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”)”. The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company evaluated the impact of adopting the new standard and conclude there was no material impact to its consolidated financial statement.

In February 2016, the FASB issued ASU 2016-02, “Lease (Topic 842)”, which amends recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases. Under the new guidance, lessees will be required to recognize a lease liability and a right-of-use asset for all leases (with the exception of short-term leases) at the commencement date. This standard will take effect for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently assessing the impact of this new standard on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash flows -—Classification of Certain Cash Receipts and Cash Payment”, effective for the fiscal years beginning after December 15, 2017, and interim periods within that fiscal year. This Update addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. The Company evaluated the impact of adopting the new standard on its consolidated financial statements and conclude there was no material impact to the Company’s financial statement.

In January, 2017, the FASB issued 2017-01 “Business Combinations”, effective for the annual reporting period beginning after December 15, 2017, and interim period within that period. This Updated clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions of assets or business. The Company evaluated the impact of adopting the new standard on its consolidated financial statements and conclude there was no material impact to the Company’s financial statement.

In February 2017, the FASB issued ASU 2017-05 “Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20)”, effective for the annual reporting period beginning after the December 15, 2017, including the interim reporting period within that period. This update provides guidance on the recognition of gains and losses on transfers of nonfinancial assets and in substance nonfinancial assets to counterparties that are not customers. The Company evaluated the impact of adopting the new standard on its consolidated financial statements and conclude there was no material impact to the Company’s financial statement.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s consolidated financial statements.

F-12

3.	BUSINESS ACQUISITION

On December 9, 2016, Qianhai Yingxi Textile & Garments Co., Ltd (“QYTG”), subsidiary of Yingxi Industrial Chain Investment Co., Ltd (“Yingxi HK”) entered into an equity transfer agreement relating to the acquisition of 100% of the equity of Shenzhen Qianhai Yingxi Industrial Chain Services Co., Ltd (“YX”). The results of operations of YX are included in the Company’s consolidated financial statements beginning on the acquisition date.

The acquisition of YX and the outstanding payable for acquisition of business were financed by Yingxi Industrial Chain Group Co., Ltd. (“Yingxi”) when Yingxi HK sold 100% of its equity interest to Yingxi on December 15, 2016.

The following represents the purchase price allocation at the dates of the acquisition:

Cash and cash equivalents	$230,390
Other current assets	6,373,688
Plant and equipment	710,829
Goodwill	929,662
Current liabilities	(5,174,094)
Statutory reserves	(21,539)
Total purchase price	$3,048,936

4.	ACCOUNTS RECEIVABLES

The Company provides an allowance for doubtful accounts receivable. The receivables and allowance balances at December 31, 2016 are as follows:

December 31, 2016
Accounts receivable	$5,012,623
Less: allowance for doubtful accounts	-
Accounts receivable, net	$5,012,623

No allowance for doubtful accounts was made as of December 31, 2016.

5.	OTHER RECEIVABLES

Other receivables primarily represent unsecured and non-interest bearing short-term advances that the Company makes from time-to-time to third-party entities. These advances are due unsecured and on demand.

6.	RELATED PARTY TRANSACTIONS

Name of Related Parties	Relationship with the Company
Zhongpeng Chen	A legal representative of HPF
Bihua Yang	A legal representative of XKJ
Dewu Huang	A legal representative of DT
Qiuying Chen	A spouse of legal representative of DT
Yingping Ding	A legal representative of HSW
Jinlong Huang	A spouse of legal representative of HSW

The Company leases Shenzhen XKJ office with rent-free from Bihua Yang.

The Company had the following related party balances at the end of the year:

Amounts due from related parties	December 31, 2016
Zhongpeng Chen	$191,159

Amounts due to related parties	December 31, 2016
Zhongpeng Chen	$651,334
Bihua Yang	1,961
Dewu Huang	15,839
Yinping Ding	752,384
Jinlong Huang	1,093,589
$2,515,107

The balances represent cash advances paid to or due from legal representatives for reimbursable company expenses.

The balances with related parties are unsecured, non-interest bearing and repayable on demand. These balances were fully settled in 2017.

F-13

7.	INVENTORIES

Inventories consist of the following as of December 31, 2016:

December 31, 2016
Raw materials	$170,528
Finished goods	258,954
Total	429,482
Less: allowance for obsolete inventories	(155,278)
Inventories, net	$274,204

8.	ADVANCES TO SUPPLIERS

The Company has made advances to third-party suppliers in advance of receiving inventory parts. These advances are generally made to expedite the delivery of required inventory when needed and to help to ensure priority and preferential pricing on such inventory. The amounts advanced to suppliers are fully refundable on demand and totaled $423,337 as of December 31, 2016.

9.	PLANT AND EQUIPMENT

Plant and equipment consists of the following as of December 31, 2016:

December 31, 2016
Production plant	$140,537
Motor vehicles	815,417
Office equipment	11,287
967,241
Less: accumulated depreciation	(282,191)
Plant and equipment, net	$685,050

Depreciation expense for the year ended December 31, 2016 was $7,484.

10.	INCOME TAXES

(a)	Enterprise Income Tax (“EIT”)

The Company operates in China and files tax returns in the Chinese jurisdictions.

Yingxi HK was incorporated in Hong Kong and is subject to Hong Kong income tax at a tax rate of 16.5%. No provision for income taxes in Hong Kong has been made as Yingxi HK had no taxable income for the year ended December 31, 2016.

QYTG and YX were incorporated in the PRC and is subject to the PRC federal statutory tax rate is 25%. No provision for income taxes in the PRC has been made as QYTG and YX had no taxable income for the year ended December 31, 2016.

The Company is governed by the Income Tax Laws of the PRC. Yingxi’s operating companies, HSW, HPF and DT were subject to an EIT rate of 25% in 2016. XKJ enjoyed the preferential tax benefits and its EIT rate was 15% in 2016.

No deferred taxes were recognized as of December 31, 2016.

The following table reconciles the PRC statutory rates to the Company’s effective tax rate for the years ended December 31, 2016:

December 31, 2016
PRC statutory tax rate	25%
Preferential tax treatment	(3%)
Others	(3%)
Effective income tax rate	19%

F-14

The reconciliation of income taxes computed at the PRC federal statutory tax rate applicable to the PRC, to income tax expenses are as follows:

December 31, 2016
PRC statutory tax rate	25%
Computed expected expense	$17,365
Temporary differences and tax losses not recognized	3,586
Preferential tax treatment	(7,760)
Income tax expenses	$13,191

(b)	Value Added Tax (“VAT”)

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for domestic sales is 17%, which is levied on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority. A credit is available whereby VAT paid on purchases can be used to offset the VAT due on sales.

For services, the applicable VAT rate is 11% under the relevant tax category for logistic company, except the branch of HPF enjoyed the preferential VAT rate of 3% in 2016. The Company is required to pay the full amount of VAT calculated at the applicable VAT rate of the invoiced value of sales as required. A credit is available whereby VAT paid on gasoline and toll charges can be used to offset the VAT due on service income.

11.	CONSOLIDATED SEGMENT DATA

Segment information is consistent with how management reviews the businesses, makes investing and resource allocation decisions and assesses operating performance. The segment data presented reflects this segment structure. The Company reports financial and operating information in the following two segments:

(a)	Manufacturing of garments (the “Manufacturing segment”); and

(b)	Providing logistic services (the “Service segment”).

The Company also provides general corporate services to its segments and these costs are reported as “Corporate and others”.

Selected information in the segment structure is presented in the following tables for the year ended December 31, 2016:

Revenues by segment for the year ended December 31, 2016 are as follows:

Revenues	December 31, 2016
Manufacturing segment	$1,670,662
Service segment	742,843
$2,413,505

Income from operations by segment for the year ended December 31, 2016 are as follows:

Operating income	December 31, 2016
Manufacturing segment	$10,125
Service segment	57,112
Corporate and other	(452)
Income from operations	$66,785
Manufacturing segment	(2,600)
Service segment	5,199
Corporate and other	78
Income before income taxes	$69,462
Income taxes	(13,191)
Net income	$56,271

Depreciation and amortization by segment for the year ended December 31, 2016 are as follows:

Depreciation	December 31, 2016
Manufacturing segment	$938
Service segment	6,546
$7,484

F-15

Total assets by segment at December 31, 2016 are as follows:

Total assets	December 31, 2016
Manufacturing segment	$5,801,186
Service segment	2,700,866
Corporate and other	100,519
$8,602,571

Goodwill by segment at December 31, 2016 is as follows:

Goodwill	December 31, 2016
Manufacturing segment	$475,003
Service segment	454,659
$929,662

12.	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following as of December 31, 2016:

December 31, 2016
Loan from third parties (i)	$129,596
Employee advances	67
Accrued wages and welfare	117,078
Value-added taxes payable	135,930
Other payables	10,017
$392,688

(i)	Loan from third parties represent unsecured and non-interest bearing short-term advances that the Company makes from time-to-time from third-party entities. These advances are due unsecured and on demand.

13.	RESERVES

(a)	Statutory reserve

In accordance with the relevant laws and regulations of the PRC, the subsidiary of the Company established in the PRC is required to transfer 10% of its profit after taxation prepared in accordance with the accounting regulations of the PRC to the statutory reserve until the reserve balance reaches 50% of the subsidiary’s paid-up capital. Such reserve may be used to offset accumulated losses or increase the registered capital of the subsidiary, subject to the approval from the PRC authorities, and are not available for dividend distribution to the shareholders. At December 31, 2016, the paid-up capital was RMB148,418 or $21,539.

(b)	Currency translation reserve

The currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s functional currency.

14.	COMMITMENTS AND CONTINGENCIES

Leases

During the years ended December 31, 2016, the Company leased offices in various cities in the PRC, under operating leases expiring on various dates through 2019. Rent expense for the year ended December 31, 2016 was approximately $8,062.

Future minimum lease payments for leases with initial or remaining noncancelable lease terms in excess of one year are as follows:

2017	$28,770
2018	28,770
2019	9,590
$67,130

15.	SUBSEQUENT EVENTS

In December 2017, the Company signed an agreement with a customer and related parties under which the related party agreed to buy the accounts receivable of a customer amounting to RMB8,663,368 (approximately $1,247,000). The Company accounts for this arrangement under ASC 860, “Transfers and Servicing”. This arrangement is without recourse, the receivable is isolated from the Company, the transferee has the right to pledge or exchange the receivables, and the Company does not maintain effective control over the receivable. Therefore, this arrangement satisfies the conditions to be accounted for as a sale.

F-16

YINGXI INDUSTRIAL CHAIN GROUP CO., LTD

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2017

AND

FOR THE INTERIM PERIOD ENDED JUNE 30, 2017

On December 10, 2016, the Company entered into an equity transfer agreement relating to the acquisition of 100% of the equity of Yingxi Industrial Chain Investment Co., Ltd (“Yingxi HK”) and subsidiaries. The acquisition was financed with proceeds from the Company’s borrowings from the third party. The acquisition was closed on December 15, 2016. The results of operations of Yingxi HK are included in the Company’s consolidated financial statements beginning on December 15, 2016.

The following unaudited pro forma condensed combined financial statements are based on our historical financial statements of the Company and Yingxi HK’s historical consolidated financial statements as adjusted to give effect to the acquisition of Yingxi HK. The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2017 give effect to the acquisition of Yingxi HK as if it had occurred on April 1, 2016. The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The pro forma condensed combined financial statements must be presented based on the fiscal year of the Registrant, which is March 31. Yingxi HK involved in the transaction has a fiscal year of December 31 that differs from that of the Registrant. As Yingxi HK’s year end differs by 93 days or less from the Registrant’s year end, we combined the Registrant’s income statements and that of Yingxi HK using their respective fiscal years.

YINGXI INDUSTRIAL CHAIN GROUP CO., LTD

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2017

	Yingxi	Yingxi HK	Pro Forma Adjustments	Notes	Pro Forma Combined
REVENUES	$-	$2,413,505	$		$2,413,505

COST OF REVENUES	-	2,053,447			2,053,447

GROSS PROFIT	-	360,058			360,058

Selling and marketing	-	(736)			(736)
General and administrative	(256)	(292,537)			(292,793)

INCOME FROM OPERATIONS	(256)	66,785			66,529

OTHER INCOME, NET	256	2,677			2,933

INCOME BEFRE INCOME TAX EXPENSE	-	69,462			69,462

INCOME TAX EXPENSE	-	(13,191)			(13,191)

NET INCOME	-	56,271			56,271
Loss from discontinued operations	-	-			-
Loss on disposal of assets	-	-			-
Foreign currency translation gain	-	6,907			6,907
TOTAL COMPREHENSIVE INCOME	-	63,178			63,178

EARNINGS PER SHARE
Basic and diluted	0.00				0.00

SHARES OUTSTANDING
Basic and diluted	250,000,000				250,000,000

See accompanying notes to unaudited pro forma condensed combined financial statements.

YINGXI INDUSTRIAL CHAIN GROUP CO., LTD

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE INTERIM PERIOD ENDED JUNE 30, 2017

	Yingxi	Yingxi HK	Pro Forma Adjustments	Notes	Pro Forma Combined
REVENUES	$-	$8,605,502	$		$8,605,502

COST OF REVENUES	-	7,622,281			7,622,281

GROSS PROFIT	-	983,221			983,221

Selling and marketing	-	(18,877)			(18,877)
General and administrative	-	(662,996)			(662,996)

INCOME FROM OPERATIONS	-	301,348			301,348

OTHER INCOME, NET	-	249			249

INCOME BEFRE INCOME TAX EXPENSE	-	301,597			301,597

INCOME TAX EXPENSE	-	(4,021)			(4,021)

NET INCOME	-	297,576			297,576
Foreign currency translation loss	-	(16,277)			(16,277)
TOTAL COMPREHENSIVE INCOME	-	281,299			281,299

EARNINGS PER SHARE
Basic and diluted	0.00				0.00

SHARES OUTSTANDING
Basic and diluted	250,000,000				250,000,000

See accompanying notes to unaudited pro forma condensed combined financial statements.

YINGXI INDUSTRIAL CHAIN GROUP CO., LTD

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination. The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

2.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The pro forma adjustments are based on management preliminary estimates and assumptions that are subject to change. No adjustments have been made and reflected in the unaudited pro forma condensed combined financial information.

3.	EARNINGS PER SHARE

The following table illustrates the calculation of pro forma earnings per share:

	Year ended March 31, 2017	Interim period ended June 30, 2017
Pro forma net income	$56,271	$297,576

Weighted-average shares outstanding:
Pro forma shares	250,000,000	250,000,000

Earnings per share
Basic and diluted	$0.00	$0.00